UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2018 (February 13, 2018)

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1665 Scenic Avenue, Suite 250, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

TTM Technologies, Inc. (the “TTM”) announced today that Ronald W. Iverson will not stand for re-election to the Board of Directors in accordance with the Company’s mandatory retirement policy which requires Directors to retire at the age of 75.

Due to the vacancy resulting from Mr. Iverson’s mandatory retirement, the Board determined, subject to approval from the United States Defense Security Service, to nominate Mr. Rex D. Geveden as a Class III director for election at the Company’s upcoming Stockholder’s Meeting on May 9, 2018 with a term expiring in 2021.

There was no arrangement or understanding pursuant to which Mr. Geveden was nominated as a director, and since the beginning of our last fiscal year there have been no related party transactions between Mr. Geveden and our company.

Mr. Geveden will be entitled to receive the same compensation for service as a director as is provided to other non-employee directors of the Company. Upon his election, if confirmed by the Company’s stockholders, Mr. Geveden will be issued 20,000 stock options with the strike price of the closing price of TTMI shares as of May 9, 2018.

Our board of directors has determined that Mr. Geveden will be an independent director under SEC and NASDAQ rules.

Mr. Geveden currently serves as president and chief executive officer since January 1, 2017 and as chief operating officer from October 2015 until December 2016 of BWX Technologies, Inc. (BWXT), a $1.6 billion nuclear industrial conglomerate headquartered in Lynchburg, VA. Previously, Mr. Geveden was executive vice president at Teledyne Technologies Incorporated, a provider of electronic subsystems and instrumentation for aerospace, defense and other uses. There he led two of Teledyne’s four operating segments since 2013, and concurrently served as President of Teledyne DALSA, Inc., a Teledyne subsidiary, since 2014. Mr. Geveden also served as president and chief executive officer of Teledyne Scientific and Imaging, LLC from 2011 to 2013 and President of both Teledyne Brown Engineering, Inc. and Teledyne’s Engineered Systems Segment from 2007 to 2011. Mr. Geveden is a former Associate Administrator of the National Aeronautics and Space Administration (“NASA”), where he was responsible for all technical operations within the agency’s $16 billion portfolio and served in various other positions with NASA in a career spanning 17 years. Mr. Geveden holds both a bachelor’s and a master’s degree in physics from Murray State University.

On February 20, 2018, we issued a press release announcing the retirement of Mr. Iverson and the nomination of Mr. Geveden. A copy of this press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release dated February 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: February 20, 2018	By:	/s/ Daniel J. Weber
Senior Vice President, General Counsel & Secretary

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